ELECTION FORM FOR BENEFICIAL OWNER
       (WITH RESPECT TO SHARES OF COMMON STOCK OF NORWICH FINANCIAL CORP.)

    SEND THIS ELECTION FORM TO THE BROKER, AGENT, TRUSTEE OR OTHER RECORD OWNER OF THE SHARES OF NORWICH FINANCIAL CORP. COMMON STOCK OWNED BENEFICIALLY BY THE UNDERSIGNED

Gentlemen:

    The undersigned, as the beneficial owner(s) of shares of Norwich Financial Corp. ("Norwich") Common Stock ("Norwich Stock") held of record by you (the "Agent") for my account, hereby direct you to surrender to ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent") all shares of Norwich Stock held by you for my account in exchange for the consideration, in the form of cash or shares of People's Bank ("People's) Common Stock, into which said shares of Norwich Stock will be automatically converted pursuant to the Agreement and Plan of Merger among Norwich, The Norwich Savings Society, and People's (the "Agreement").

    The undersigned represents that he has full power and authority to direct you to effect the exchange contemplated hereby, and that he is the sole beneficial owner of the shares of Norwich Stock to which this Election Form relates, and acknowledges that you, the Exchange Agent and People's are relying upon this representation in acting pursuant hereto. The undersigned shall upon request execute any additional documents, necessary or desirable to enable you to properly complete the exchange.

ELECTION PRIVILEGE: This Election Privilege will be effective only if this Election Form is received by your Agent in time for your Agent to notify the Exchange Agent of your election prior to 5:00 PM, Eastern time, on February 17, 1998 (the "Election Deadline"). If your Agent does not notify the Exchange Agent of your election until after the Election Deadline, you will be treated as having made No Election before the Election Deadline. Notwithstanding an effective election hereunder, shareholders (including the Agent acting for your account) will be entitled to receive only cash or People's Common Stock, or a combination of cash and People's Common Stock, depending upon the results of the accepted elections and the allocation process established in the Agreement.

(CHECK ONE BOX ONLY. IF YOU CHECK MORE THAN ONE BOX, OR DO NOT CHECK ANY BOX, YOU WILL BE DEEMED TO HAVE MADE AN INVALID ELECTION, AND WILL BE TREATED THE SAME AS THOSE SHAREHOLDERS WHO MAKE NO ELECTION BEFORE THE ELECTION DEADLINE.)

   1.  STOCK CONSIDERATION:  I elect to receive People's Common Stock for
   ALL of the shares of Norwich Stock represented by this Election Form, at a rate equal to the Per Share Stock Consideration (Exchange Ratio) determined pursuant to the Agreement.

   2. CASH CONSIDERATION. I elect to receive cash for ALL of the shares of Norwich Stock represented by this Election Form, at a rate equal to the Per Share Cash Consideration as determined pursuant to the Agreement.

   3. NO ELECTION. I do not wish to make an election, and I understand that I WILL BE TREATED THE SAME AS THOSE SHAREHOLDERS WHO MAKE NO ELECTION BEFORE THE ELECTION DEADLINE.

Very truly yours,

(X)                                           Dated:


(X)                                           Phone:   (     )

   (Signature of beneficial owner(s))

     PLEASE SIGN AND DATE ABOVE

Must be signed by beneficial owner(s) exactly as name(s) appears on your account, or the authorized representative of such beneficial owner(s).

                  PLEASE REFER TO INSTRUCTIONS ON REVERSE SIDE

                                 INSTRUCTIONS

ELECTION FORM: This Election Form must be signed, dated and completed in its entirety.

SIGNATURE: This Election Form must be signed by or on behalf of the account holder(s). In the case of joint tenants, both must sign. When signing as agent, attorney, administrator, executor, guardian, trustee or in any other fiduciary or other capacity or as an officer of a corporation on behalf of the corporation, please give full title as such and evidence of authority.

REVOCATION OR CHANGE OF ELECTION: You may change or revoke the choice made by you in the Election Form by notifying the Agent, in writing, of such change or revocation in time for such Agent to so advise the Exchange Agent prior to the Election Deadline. Any change or revocation must be made with respect to all shares of Norwich Stock owned by the Agent on your behalf, or it will be disregarded.

SEND THIS ELECTION FORM TO THE BROKER, AGENT, TRUSTEE OR OTHER RECORD OWNER OF THE SHARES OF NORWICH FINANCIAL CORP. COMMON STOCK OWNED BENEFICIALLY BY YOU